                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): June 18, 2004 (June 14, 2004)

                                CI SELL CARS INC.
                                -----------------
             (Exact name of registrant as specified in its charter)

          Texas                                                333-106637
----------------------------                            ------------------------
(State or other jurisdiction                            (Commission File Number)
     of incorporation)

                                   16-1644353
                -------------------------------------------------
                      (IRS Employer Identification Number)

                      309A East Main, Tomball, Texas 77375
                      ------------------------------------
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                  281-255-6256

Statements in this filing about anticipated or expected future revenue or growth or expressions of future goals or objectives, including statements regarding whether current plans to grow and strengthen the company's existing network will be implemented or accomplished, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements in this filing are based upon information available to the Company on the date of this release. Any forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its business due to a lack of capital, as well as those risks and uncertainties described in the Company's other filings with the Securities and Exchange Commission, that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.



ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On June 14, 2004, the closing was completed of that certain Agreement and Plan of Reorganization ("Definitive Stock Exchange Agreement") with Strategy Holding Company Limited ("Strategy"), Frank Ney and Kavrav Ltd. (collectively the "Sellers"). Pursuant to the Definitive Stock Exchange Agreement, Strategy became a wholly owned subsidiary of CI Sell Cars, Inc. (the "Company").

The Definitive Stock Exchange Agreement provided for the purchase and retirement of 25,827,000 shares of our common stock by Strategy; the forward split of the remaining 1,105,000 common shares into 15,470,000 shares; the issue of 45,100,000 shares of our common stock to acquire Strategy; and the issue of 900,000 shares of our common stock as a finders fee. After completion of the above transactions, the Company will have 61,470,000 shares of its common stock outstanding. As a result of these transactions, a change in control has occurred and Frank Ney received 26,691,840 common shares (43.42% of the total outstanding) and Kavrav Ltd. received 18,408,160 common shares (29.95% of the total outstanding).

Strategy, through its wholly-owned subsidiary Strategy Insurance, Ltd., is a provider of specialty lines of insurance, reinsurance and risk and credit enhancement. It conducts its insurance and reinsurance operations principally through subsidiaries incorporated in Barbados, West Indies. It has offices in Barbados, West Indies, London, England and Toronto, Canada.

The Definitive Stock Exchange Agreement provides, in part, that the present officers and members of the Board of Directors, excluding Curtis Hunsinger, will all resign. Just before resignation, the Board of Directors will appoint Stephen Stonhill as their successor and as President and Chief Executive Officer.

The acquisition of Strategy by the Company is subject to the approval of the Supervisor of Insurance for Barbados, West Indies. The Company does not anticipate that approval will be withheld.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On June 14, 2004, the closing was completed of that certain Agreement and Plan of Reorganization ("Definitive Stock Exchange Agreement") with Strategy, Frank Ney and Kavrav, Ltd. Pursuant to the Definitive Stock Exchange Agreement, Strategy became a wholly owned subsidiary of the Company.

The Definitive Stock Exchange Agreement provided for the purchase and retirement of 25,827,000 shares of our common stock by Strategy; the forward split of the remaining 1,105,000 common shares into 15,470,000 shares; the issue of 45,100,000 shares of our common stock to acquire Strategy; and the issue of 900,000 shares of our common stock as a finders fee. After completion of the above transactions, the Company will have 61,470,000 shares of its common stock outstanding. The Board of Directors of the Company approved the transaction, between unrelated parties, which they believe to be in the best interests of the Company.

Strategy, through its wholly-owned subsidiary Strategy Insurance, Ltd., is a provider of specialty lines of insurance, reinsurance and risk and credit enhancement. It conducts its insurance and reinsurance operations principally through subsidiaries incorporated in Barbados, West Indies. It has offices in Barbados, West Indies, London, England and Toronto, Canada.

For accounting purposes, the acquisition will be treated as the acquisition of Strategy by the Company with Strategy as the acquiror (reverse acquisition). The historical financial statements prior to June 14, 2004 will be those of Strategy.

The acquisition of Strategy by the Company is subject to the approval of the Supervisor of Insurance for Barbados, West Indies. The Company does not anticipate that approval will be withheld.




ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

         No financial statements are filed herewith. The Registrant shall file financial statements by amendment hereto not later than 60 days after the date that this initial report on Form 8-K must be filed.

(b) PROFORMA FINANCIAL INFORMATION

         Proforma financial information will be filed by amendment hereto not later than 60 days after the date that this initial report on Form 8-K must be filed.

(c) EXHIBITS

         Agreement and Plan of reorganization By and Among CI Sell Cars, Inc., Strategy Holding Company Limited and the Stockholders of Strategy Insurance Limited. (1)

(1) Incorporated herein by reference to Form 8-K filed with the U.S. Securities and Exchange Commission on June 1, 2004.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           CI SELL CARS INC.


Date: June 18, 2004                        By: /s/ Stephen Stonhill
                                           -----------------------------------
                                           Stephen Stonhill,
                                           President and Chief Executive Officer